EXHIBIT 1

                           JOINT ACQUISITION STATEMENT

                            PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  December 20, 2005


EMANCIPATION CAPITAL MASTER LTD.


    By: /s/ Charles Frumberg
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        Name:  Charles Frumberg
        Title: Director

CHARLES FRUMBERG

/s/ Charles Frumberg
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DANIEL ZEFF

/s/ Daniel Zeff
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ZEFF HOLDING COMPANY, LLC

/s/ Daniel Zeff
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Name:  Daniel Zeff
Title: Manager

ZEFF CAPITAL PARTNERS I, L.P.
By: Zeff Holding Company, LLC,
as general partner

/s/ Daniel Zeff
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Name:  Daniel Zeff
Title: Manager

SPECTRUM GALAXY FUND LTD.

/s/ Dion R. Friedland
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Name:  Dion R. Friedland
Title: Director